Exhibit 10.1

                        Agreement Between
                  MeadWestvaco Paper Group and
                      Ennis Business Forms


This Agreement between Ennis Business Forms, Desoto, Texas, The Mead Corporation and Westvaco Corporation (Mead and Westvaco collectively referred to herein as "MeadWestvaco") is with respect to the purchase by Ennis Business Forms and Supply by MeadWestvaco, of carbonless paper within the United States of America, and supercedes any and all prior agreements between Mead and Ennis Business Forms.

I.     Purchase and Supply Commitment

       A. During the term of this Agreement, MeadWestvaco shall supply to Ennis Business Forms and Ennis Business Forms shall purchase from MeadWestvaco, one hundred percent of the requirements of Ennis Business Forms for carbonless copy paper for use by Ennis Business forms in Manufacturing business forms ("Carbonless Paper") provided that MeadWestvaco may decline to sell Carbonless Paper that is not a standard MeadWestvaco grade or weight and further provided that if a customer of Ennis Business forms refuses to accept forms printed on MeadWestvaco carbonless Paper after MeadWestvaco had been afforded a reasonable opportunity to persuade such customer to use MeadWestvaco Carbonless Paper, Ennis Business forms will be excused from purchasing MeadWestvaco Carbonless Paper for the production of such customer's forms.

       B. Should Ennis Business Forms sell or transfer ownership in all or substantial portions of its assets, Ennis agrees to stipulate the buyer assumes the obligations of this Agreement. If MeadWestvaco sells the Carbonless Business Unit, MeadWestvaco agrees to stipulate that the buyer assumes the obligations of this Agreement.

II.    *

       A. *



III.   Agreement Period

       A. This    agreement  is  effective  commencing   August  29,
          2002 through *

       B. Thereafter, this Agreement shall be automatically renewed for consecutive one year periods. Sixty days before the expiration of the Agreement and all subsequent one year extensions, Ennis will share with and MWV will be offered the opportunity to meet any competitive offers for the carbonless business. If MWV elects to meet the competitive offer, MWV will retain the business.


* Confidential information omitted and filed separately with the SEC.

IV.    Contract Pricing

       A. The pricing for Carbonless Paper sold to Ennis Business Forms hereunder will be applicable prices as set forth on Exhibit A attached. Items invoiced at higher price will be rebated back to these price levels.

       B. *




       C. *




V.     *

       A. *




VI.    Inventory Control Programs

       A. MeadWestvaco will establish controlled inventory or auto-replenishment programs in Ennis' plants of choice.

VII.   Terms and Conditions

       A. Terms: *

       B. Freight   Allowance:    Full  freight  allowed   in  the
          continental  United  States,  with  the   exception   of
          emergency shipment service.

       C. MeadWestvaco's   standard  terms  and conditions of sale
          shall govern all sales hereunder.

VIII.  Transition Teams

       A. MeadWestvaco   will   establish   transition   teams  to
          assist Ennis plants that are converted  to  MeadWestvaco
          Carbonless.

IX.    Technology Enhancement

       A. MeadWestvaco  will    provide   Ennis   with   technical
          support  and assistance for  the  development   of   B2B
          interfaces.

X.     Purchasing Assistance

       A. MeadWestvaco   will  facilitate  discussions  with  their
          suppliers for the benefit of Ennis where possible.

XI.    *

XII.   MeadWestvaco Defaults

       Upon the happening of any of the following events, acts, occurrences of state of facts that is not cured within forty-five (45) days after MeadWestvaco's receipt of written notice from Ennis Business Forms, Ennis Business forms shall have the right to terminate this agreement immediately by written notice to MeadWestvaco:

       A. MeadWestvaco becomes insolvent, has a receiver or trustee appointed for all or Part of its assets and business, executes and delivers and assignment for the benefit of its creditors or is liquidated, dissolved or wound-up;

       B. The    institution    of    voluntary   or    involuntary
          proceedings by or against MeadWestvaco under the bankruptcy, insolvency or other similar laws of the United States, or;

       C. A   material  default  by  MeadWestvaco  of  any  of  its
          obligations hereunder.

XIII.  Ennis Business Forms Defaults

       Upon the happening of any of the following events, acts, occurrences or state of facts that is not cured within forty-five (45) days after Ennis Business Forms' receipt of written notice from MeadWestvaco (except in the event Ennis Business Forms does not pay the price of the Carbonless Paper when due, such cure shall only be ten (10) days) MeadWestvaco shall have the right to terminate the Agreement immediately by written notice to Ennis Business Forms:

       A. Ennis Business Forms becomes insolvent, has a receiver or trustee appointed for All or part of its assets and business, executes and delivers and assignment for the benefit of its creditors or is liquidated, dissolved or wound-up;

       B. The institution of voluntary or involuntary proceedings by or against Ennis Business Forms under the bankruptcy, insolvency or other similar laws of the United States;

       C. A   material  default  by Ennis Business  Forms of any of
          its obligations hereunder.

XIV.   Successors and Assigns

       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties Hereto and their respective successors and assigns; provided that except as provided herein, no party may assign, delegate, or otherwise transfer any of its rights of obligations under this Agreement without the consent of the other party hereto.

XV.    Waiver

       The failure of any party to insist, in Any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right Hereunder shall not operate or be construed as a waiver of that party's right to insist upon future performance and the obligation of the other party with respect to such future performance shall continue in full force and effect as if such failure or delay had never occurred. No waiver of any term, condition or other provision of this Agreement shall be effective against a party unless acknowledged by such party in writing.

XVI.   Governing Law

       This Agreement shall be governed by, construed, and enforced in accordance with, the laws of the State of Ohio.

XVII.  Entire Agreement

       This Agreement, including the Schedules attached hereto, constitutes the entire agreement between MeadWestvaco and Ennis Business forms with respect to the subject matter hereof and shall supersede all previous oral and written proposals, negotiations, representations, commitments and other communications between the parties with respect to the subject matter hereof.

XVIII. Amendments

       This Agreement may not be released, discharged, altered, amended, modified or renewed except by writing signed by duly authorized representatives of the parties.

Ennis Business Forms



By:/s/Keith Walters                      Date:  8/28/02
   -------------------------                   -----------------------
   Keith Walters
   Chief Executive Officer





MeadWestvaco Paper Group



By:/s/Thomas D. Sharritt                 Date:  8/28/02
   -------------------------                   -----------------------
   Thomas D. Sharritt
   National Accounts Manager

                             Exhibit A

*






































* Two pages of confidential information omitted and filed separately with the SEC.